As filed with the Securities and Exchange Commission on June 21, 1996

                                                  Commission File No. 1-14040
- ------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       HOST MARRIOTT SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                                               52-1938672
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                               10400 Fernwood Road
                                Department 928.83
                             Bethesda, MD 20817-1109
               (Address of Principal Executive Offices) (Zip Code)


                        HOST MARRIOTT SERVICES CORPORATION
       EMPLOYEES' PROFIT SHARING, RETIREMENT AND SAVINGS PLAN AND TRUST
                             (Full title of the plan)

                                 ANITA COOKE WELLS
                                Corporate Secretary
                        Host Marriott Services Corporation
                                10400 Fernwood Road
                                 Department 928.83
                              Bethesda, MD 20817-1109
                                   (301) 380-7000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

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                            CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------

 Title of securities    Amount        Proposed   Proposed    Amount of
  to be registered      to be         maximum    maximum     registration fee
                        registered    offering   aggregate
                                      price      offering
                                      per        price(1)
                                      share(1)
- ----------------------------------------------------------------------------
 Common Stock,
 $1.00 par value per   50,000         $ 7.50     $ 375,000      $ 129.31
 share. . . . .
- ----------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on June 17, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

(1) The Amended Annual Report on Form 10-K/A of Host Marriott Services Corporation, a Delaware corporation (the "Company"), for the fiscal year ended December 29, 1995.

(2)      The  Quarterly   Report  on  Form  10-Q/A  of  Host   Marriott Services
         Corporation, a Delaware corporation (the "Company"), for the twelve weeks ended March 22, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, prior to the filing of a post effective amendment that (1) indicates that all securities offered pursuant to this Registration Statement have been sold or (2) deregisters all Securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

           Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides for the indemnification of officers and directors under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer of the Company if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company, and, in respect to the criminal actions or proceedings, if he or she had no reasonable cause to believe that his or her conduct was unlawful. The Certificate and By-laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

         The Company maintains officers' and directors' liability insurance which insures against liabilities that the officers and directors of the Company may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable





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



ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION

  4.1                      The Plan.

 23.1                      Consent of Arthur Andersen LLP.

 23.2                      Opinion of the Company's Law Department.

 24 The Power of Attorney by the Officers and Directors who signed this Registration Statement is set forth on page 5 herein.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a)





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



or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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




                                 SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 21st day of June, 1996.


                                    HOST MARRIOTT  SERVICES CORPORATION


                                    By  /s/  Joe P. Martin
                                        -------------------------------
                                             Joe P. Martin
                                             General Counsel


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan's administrator has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 21st day of June, 1996.


                                    HOST MARRIOTT SERVICES CORPORATION
                                    EMPLOYEES' PROFIT SHARING, RETIREMENT
                                    AND SAVINGS PLAN AND TRUST


                                    By /s/ Stephen H. Shoemaker
                                       ----------------------------------
                                       Plan Administrator
                                       Vice President of Corporate Finance
                                       Host Marriott Services Corporation

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Anita Cooke Wells and Joe P. Martin his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of June, 1996.





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



            SIGNATURE                                TITLE

                *
- ---------------------------------        Chairman of the Board of Directors
         William J. Shaw

                *
- ---------------------------------        President, Chief Executive Officer
       William W. McCarten               (Principal Executive Officer)
                                         Director

                *
- ---------------------------------        Senior Vice President and
         Brian W. Bethers                Chief Financial Officer
                                         (Principal Financial Officer)

                *
- ---------------------------------         Vice President-Finance and
         Brian J. Gallant                 Corporate Controller
                                          (Principal Accounting Officer)

                *
- ---------------------------------         Director
       Rosemary M. Collyer

                *
- ---------------------------------         Director
        J.W. Marriott, Jr.

                *
- ---------------------------------         Director
        Richard E. Marriott

                *
 --------------------------------         Director
       R. Michael McCullough

                *
- ---------------------------------         Director
          Gilbert T. Ray

                *
 --------------------------------         Director
          Andrew J. Young



* By       /s/ Joe P. Martin
     -----------------------------
         Joe P. Martin
         Attorney-in-fact




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


EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION


  4.1                      The Plan.

 23.1                      Consent of Arthur Andersen LLP.

 23.2                      Opinion of the Company's Law Department .

 24 The Power of Attorney executed by the officers and directors who signed this Registration Statement is set forth on page 5 herein.




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